EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 of Pashminadepot.com, Inc.
(A Development Stage Company) of our report dated June 5, 2008 on our audit of the financial statements of Pashminadepot.com, Inc. (A Development Stage Company) as of May 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on November 13, 2007 through May 31, 2008, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
June 10, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
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